EXHIBIT (10)(ii)

                                SYNTELLECT, INC.

                        1990 EMPLOYEE STOCK PURCHASE PLAN

                     (AS AMENDED THROUGH FEBRUARY 28, 1998)

                  The following constitute the provisions of the 1990 Stock Purchase Plan of Syntellect Inc.

         1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2. Definitions.

                  a. "Board" shall mean the Board of Directors of the Company.

                  b. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  c. "Common Stock" shall mean the Common Stock of the Company.

                  d. "Company" shall mean Syntellect, Inc., a Delaware corporation.

                  e. "Compensation" shall mean all base straight time gross earnings including payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions or other compensation.

                  f. "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                  g. "Employee" shall mean any individual who is an employee of the Company for purposes of tax withholding under the Code whose customary employment with the Company or any Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

                  h. "Enrollment Date" shall mean the first day of each Offering Period.

                  i. "Exercise Date" shall mean the last day of each Offering Period.

                  j. "Offering Period" shall mean an initial period commencing on the date the Company's registration statement respecting its public offering is declared effective by the Securities and Exchange Commission and ending on December 31, 1990, and subsequent six month exercise periods thereafter commencing on July 1, 1990 during which options granted pursuant to the Plan may be exercised.

                  k. "Plan" shall mean this Employee Stock Purchase Plan.

                  l. "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50 of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

                  m. "Trading Day" shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

         3. Eligibility.

                  a. Any Employee as defined in paragraph 2 shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

                  b. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods after the initial Offering Period with a new Offering Period commencing on the first Trading Day of July and January of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with paragraph 19 or 22 hereof. The Board shall have the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

         5. Participation.

                  a. An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office at such time as is specified by the Company and is prior to the applicable Enrollment Date (unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period). Once properly made, an eligible Employee's election to participate shall be automatically renewed for each subsequent offering period, subject to any termination or withdrawal as provided in paragraph 10.

                  b. Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 10.

         6. Payroll Deductions.

                  a. At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he receives on each payday during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant's Compensation during said Offering Period.

                  b. All payroll deductions made for a participant shall be credited to his account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

                  c. A participant may discontinue his participation in the Plan as provided in paragraph 10, or may decrease (but not increase) the rate of his payroll deductions during the offering period by completing or filing with the Company a new authorization for payroll deduction. The change in rate shall be effective fifteen (15) days following the Company's receipt of the new authorization.

                  d. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 10.

                  e. At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's Compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

         7. Grant of Option.

                  a. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date for such Offering Period (at the per share option price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Enrollment Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Exercise Date; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of shares determined by dividing $12,500 by the fair market value of a share of the Company's Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10, and shall expire on the last day of the Offering Period. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.

                  b. The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Enrollment Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock shall be the closing bid price of the Common Stock for such date, as reported by the NASDAQ National Market System, or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date, as reported in the Wall Street Journal. In the event the Enrollment Date or the Exercise Date occurs on a weekend or legal holiday, the fair market value shall be based on the closing bid price on the next trading day.

         8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10 below, his option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable option price with the accumulated payroll deductions in his account. No fractional shares will be purchased. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

         9. Delivery. As promptly as practicable after the Exercise Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, a certificate representing the shares purchased upon exercise of his option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him of shares at the termination of each Offering Period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be returned to said participant.

         10. Withdrawal; Termination of Employment.

                  a. A participant may withdraw all but not less than all the payroll deductions credited to his account and not yet used to exercise his option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

                  b. Upon a participant's ceasing to be an Employee for any reason or upon termination of a participant's employment relationship (as described in Section 2(g)), the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his death, to the person or persons entitled thereto under paragraph 14, and such participant's option will be automatically terminated.

                  c. In the event an Employee fails to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to such participant and such participant's option terminated.

                  d. A participant's withdrawal from an Offering Period will not have any effect upon his eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

         11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

         12. Stock.

                  a. The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 800,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

                  b. The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

                  c. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his spouse.

                  d. The Common Stock to be sold to participants under the Plan may, at the election of the Company, be either treasury stock or stock originally issued for such purpose.

         13. Administration. The Plan shall be administered by the Board of the Company or a committee appointed by the Board; provided, however, the administration of the Plan shall be consistent with Rule 16b-3 ("Rule 16b-3 ") under the Securities Exchange Act of 1934. The administration, interpretation or application of the Plan by the Board or a committee appointed by the Board shall be final, conclusive and binding upon all participants.

         14. Designation of Beneficiary.

                  a. A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option.

                  b. Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, a "qualified domestic relations order" under the Code and the Employee Retirement Income Security Act ("ERISA"), or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with paragraph 10.

         16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

         18. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall effect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

         In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least (30) days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in paragraph 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets of merger was not solely common stock of the successor corporation or its parent (as defined in Section 425(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

         The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

         19. Amendment or Termination.

                  a. The Board may at any time and for any reason terminate the Plan. The Board may also amend the Plan from time to time in such respects as the Board may deem advisable. Except as provided in paragraph 18, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in paragraph 8, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent required by applicable law, the Company shall obtain shareholder approval.

                  b. Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

                  c. Notwithstanding the foregoing, the Board or a committee appointed by the Board may not amend the Plan formula for determining the amount, price or timing of options to purchase shares of the Company's Common Stock granted under the Plan more than once every six months, other than to comport with changes in the Code and ERISA.

         20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of twenty
(20) years unless sooner terminated under paragraph 19.

         23. Gender. For purposes of this Plan, words used in the masculine gender shall include the female and neuter, and the singular shall include the plural and vice versa, as appropriate.